EXHIBIT 10.2

THROUGHPUT PAYMENT AGREEMENT

This Throughput Payment Agreement ("Throughput Agreement') dated March 25, 2008 is entered into effective as of April 1, 2008 (the “Effective Date”), between West Texas Gas, Inc., a Texas corporation (“WTG”), and Impact International, L.L.C., an Oklahoma limited liability company (“Impact”).

RECITALS

A.           Under a Purchase and Sale Agreement (“PSA”) dated March 25, 2008, between WTG, as Purchaser, and Reef Ventures, L.P. (“Reef Ventures”), as Seller, WTG has acquired all of the membership interests in Reef International, LLC, a Texas limited liability company, and in Reef Marketing, LLC, a Texas limited liability company.

B.           As a portion of the consideration for the PSA, and in exchange for WTG’s payment to Impact (at the direction of Reef Ventures, on behalf of Tidelands Oil & Gas Corporation (“Tidelands”) of $2,436,825 of the Purchase Price under the PSA, and WTG’s execution and delivery of this Throughput Agreement, Impact has agreed to: (i) cancel the promissory note from Tidelands to Impact dated May 25, 2004 (the “Indebtedness”); (ii) cancel the guaranty of the Indebtedness and related matters by Reef Ventures dated May 25, 2004; (iii) cancel the pledge agreement from Reef Ventures to Impact dated May 25, 2004; and (iv) release the Deed of Trust dated May 25, 2004, from Reef Ventures to Impact recorded in Book 809, Page 195 of the Official Public Records of Maverick County, Texas.

AGREEMENT

For and in consideration of the foregoing WTG and Impact agree as follows:

1.         Definitions.

(a)         “Delivered Volume” - the quantity of natural gas delivered by WTG at the respective crossing to the receiving party including WTG (or its designee) at the crossing. The unit of quantity measurement will be one MMBTU dry. Measurement of quantities hereunder shall be based upon and in accordance with the established procedures of the receiving purchaser at the respective crossing.

(b)         “MMBTU” - one million British thermal units.

(c)         “Reef Crossing” – the pipeline delivering natural gas into Mexico at the custody transfer meter station(s) under the Presidential Permit granted to Reef International, L.L.C under F.E.R.C. Docket No. CP02-74-000 dated May 30, 2002.

(d)         “Throughput Volume” - the monthly volume of natural gas subject to the payment herein, which will be the sum of the Delivered Volumes at the Reef Crossing and the WTG Crossing.

(e)         “WTG Crossing” – the pipeline delivering natural gas into Mexico at the custody transfer meter station(s) under the Presidential Permit granted to Valero Transmission Company and West Texas Gas, Inc. under F.E.R.C. Docket No. CP96-497-000 dated September 13, 1996.

2.         Term.  This Throughput Agreement is effective as of the Effective Date and will continue in effect for 15 years from the Effective Date hereof, unless sooner terminated by an attempted assignment by either party hereunder in violation of the provisions hereof.

3.         Throughput Payment.

(a)         Effective Date through March 31, 2012.  The Throughput Payment will be the sum of $0.05 per MMBTU times the Throughput Volume for the respective month.

(b)         April 1, 2012 through March 31, 2022. The Throughput Payment will be the sum of $0.025 per MMBTU times the Throughput Volume for the respective month.

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(c)         Payment Date and Place.  Payment shall be made by WTG to Impact on or before the tenth day following the end of the month immediately following the month of delivery of the Throughput Volume, if any, at the respective crossing. By way of example only, payment for volumes delivered at the Reef Crossing during the month of November, 2007 would be due and payable on or before January 10, 2008. At Impact’s express direction, all payments hereunder are to be made as follows:

Impact International, L.L.C.
6305 Waterford Blvd.
Suite 300
Oklahoma City, OK. 73118

(d)         Meter Data. Contemporaneous with payment hereunder, WTG shall deliver to Impact documentation of the Throughput Volume as metered by the receiving purchaser at the respective crossing.

4.         Cancellation of Indebtedness and Release of Liens.  Impact hereby cancels and releases, and shall return to Reef Ventures and Tidelands, the guaranty, pledge agreement, and promissory note referenced above marked “Paid.” In addition, contemporaneous herewith, Impact shall deliver to WTG a release of the deed of trust in form and substance satisfactory to WTG.

5.         Audits and Adjustments.  Impact has the right during reasonable business hours to examine the books, records and charts of WTG to the extent necessary to verify performance of this Throughput Agreement and the accuracy of payments.  However, (i) the right is conditioned on the execution of a reasonable confidentiality agreement and (ii) the right may not be exercised more than once in any period of 12 consecutive months.  No adjustments for any payment will be made after the lapse of two years from the date paid, except as to matters Impact has noted in a specific written objection to WTG during the two-year period.

6.         Disputes – Litigation. All disputes in any way relating to, arising under, connected with, or incident to, this Throughput Agreement, and over which the federal courts have subject matter jurisdiction, must be litigated, if at all, exclusively in the United States District Court for the Western District of Texas, Midland-Odessa Division, and, if necessary, the corresponding appellate courts.  All disputes in any way relating to, arising under, connected with, or incident to this Throughput Agreement, and over which federal courts do not have subject matter jurisdiction, must be litigated, if at all, exclusively in the courts of the State of Texas, in Midland County, and, if necessary, the corresponding appellate courts.

7.         Miscellaneous.

(a)         No Liens.  Nothing contained in this Throughput Agreement will be construed as, or be deemed to grant to Impact, a security interest in or lien upon: (i) the partnership or membership interests acquired by WTG under the PSA; or (ii) any other assets of WTG or any of its subsidiaries or affiliates.

(b)         Assignment.  The Throughput Agreement may not be assigned by either party without the prior written consent of the other party, which consent will not be unreasonably withheld.

(c)         Entire Agreement.  This Throughput Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge and render void every other prior written and/or oral understanding or agreement among or between the parties hereto. No party hereto has relied on any verbal statement of any other party or their agents, employees, or representatives, and each covenants and agrees that this Throughput Agreement and any other written agreements or statements form the sole and exclusive basis for the agreements and transactions contained herein and contemplated hereby.

(d)         Texas Law to Apply.  This Throughput Agreement will be construed under and in accordance with the laws of the State of Texas excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

(e)         No Delay, Waiver, Etc.  No delay on the part of the parties hereto in exercising any power or right hereunder will operate as a waiver thereof; nor will any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

(f)         Modification.  No amendment hereof will be effective unless contained in a written instrument signed by the parties hereto.

(g)         Parties Bound.  This Throughput Agreement is binding upon and inures to the benefit of the parties hereto and their respective legal representatives, successors and assigns, except as otherwise expressly provided herein.

(h)         Notices. Unless otherwise provided herein, all payments, notices, requests, instructions and other communications required or permitted to be given under this Throughput Agreement by a party to the other party may be delivered personally or by nationally recognized overnight courier service or sent by mail, at the respective addresses set forth below and will be effective: (i) in the case of personal delivery, when received; (ii) in the case of mail, upon the earlier of actual receipt or five business days after deposit in the United States Postal Service, first class certified mail, postage prepaid, return receipt requested; and (iii) in the case of a nationally-recognized overnight courier service, one business day after delivery to such courier service together with all appropriate fees or charges and instructions for overnight delivery.  The parties may change their respective addresses by written notice to all other parties, sent as provided in this section. All communications must be in writing and addressed as follows:

If to Impact:	Impact International, L.L.C.
6305 Waterford Blvd.
Suite 300
Oklahoma City, OK. 73118
Attention: Jim Brewer
Facsimile: (405) 858-9835

If to WTG:	West Texas Gas, Inc.
211 North Colorado
Midland, TX 79701
Attention: J. L. Davis
Facsimile: (432) 682-4024

(i)      Counterparts.  This Throughput Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. This Throughput Agreement may be executed by facsimile or other electronic signatures, which signatures will constitute valid, legally binding, signatures hereto.

Executed on March 25, 2008, and effective as of the Effective Date.

WEST TEXAS GAS, INC.                                                               IMPACT INTERNATIONAL, L.L.C.

By: /s/ J.L. Davis                                                                               By: /s/ James C. Brewer III

Name: J.L. Davis                                                                                Name: James C. Brewer III

Title:  President                                                                                  Title: Manager

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